UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2010
Date of Report (date of earliest event reported)
NOTIFY TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

California	000-23025	77-0382248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1054 S. De Anza Blvd., Suite 202, San Jose, CA 95129
(Address of principal executive offices, including zip code)

(408) 777-7920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, our Board of Directors approved the following grants of incentive stock options under our 2008 Equity Incentive Plan to our principal executive officer, principal financial officer and another named executive officer.  The shares subject to each of these options will vest and become exercisable as to 1/36th of the shares subject to the option at the end of each successive month following the date of grant, subject to the optionee continuing to be a service provider as of each such date.  The exercise price for each share subject to these options was set at $0.25, the closing price of our common stock as quoted on the Over-the-Counter Bulletin Board on the last trading day immediately preceding the date of grant.  These options terminate ten years after the date of grant.

Name	Number of Option Shares
Paul F. DePond	200,000
Rhonda Chicone	100,000
Gerald W. Rice	100,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIFY TECHNOLOGY CORPORATION

Date: January 24, 2011	By:	/s/ Gerald W. Rice
Gerald W. Rice
Chief Financial Officer